PRICING SUPPLEMENT NO. 60 (Amended)                               Rule 424(b)(3)
DATED: February 25, 1999                                      File No. 333-61437

(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,015,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $100,000,000  Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 3/2/99     Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 3/2/2000

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:  5.340%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):

---------------------------------

*     On September 2, 1999 and March 2, 2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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